Exhibit 23.1







                         CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in this Registration Statement on Form SB-2 of our report dated June 8, 2006 with respect to the audit of the financial statements of Tetragenex Pharmaceuticals, Inc. We also consent to the reference of our firm under the "Experts" and "Summary Financial Information" in the prospectus.

/s/ Demetrius & Company, L.L.C.

Wayne, New Jersey
June 13, 2006